Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:	Brett Larsen	Michael Newman
	Chief Financial Officer	Investor Relations
	Key Tronic Corporation	StreetConnect
	(509) 927-5500	(206) 729-3625
KEY TRONIC CORPORATION ANNOUNCES
COMPLETION OF AUDIT COMMITTEE INVESTIGATION
Spokane Valley, WA— July 6, 2021 — Key Tronic Corporation (Nasdaq: KTCC) (the “Company”), a provider of electronic manufacturing services (EMS), today announced that the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) has completed its internal investigation, which was originally announced in February 2021. The Audit Committee, assisted by independent legal counsel and a forensic accounting firm, conducted an investigation related to a notification from an employee regarding potential irregularities of the classification of inventory at a production facility.
The Audit Committee concluded that inventory and cost of goods sold was improperly recorded at its Oakdale, MN production facility during the fourth quarter of fiscal year 2020 and during the first six months of fiscal year 2021. The investigation identified accounting errors resulting in an understatement of cost of goods sold and an overstatement of inventory. Additional inventory accounting errors unrelated to the investigation were also identified by management. These errors were a result of deficiencies in the Company’s internal control over financial reporting. The financial impact of the improper recording of inventory and cost of goods sold and the other accounting errors unrelated to the investigation did not result in a restatement of any audited or unaudited financial statements.
Additionally, the Audit Committee found that certain employee actions regarding the improper recording of inventory and cost of goods sold at the Oakdale facility were inconsistent with the Company’s Code of Conduct and related policies. The Audit Committee referred these findings to the Company, which has taken and is reviewing appropriate actions.
The Audit Committee, the Board of Directors and Company management have proposed certain remedial actions which the Company has adopted or will adopt, including: control design enhancements related to existing controls; the design, implementation, and maintenance of additional controls; systems upgrades; changes in reporting structures; additional training; and enhanced financial and operational oversight at the production facilities in Arkansas, Minnesota and Mississippi.
As previously disclosed, the Company has not filed its Quarterly Reports on Form 10-Q for the quarters ended December 26, 2020 and April 3, 2021 (the “Quarterly Reports”) on a timely basis pending the completion of the internal investigation. As the internal investigation and subsequent accounting review have now concluded, the Company is filing both Quarterly Reports today. These reports will be available on the SEC website tomorrow morning.
Also as previously announced, the Company continues to cooperate with the Securities and Exchange Commission (the “SEC”) regarding this matter.

About Key Tronic
Key Tronic is a leading contract manufacturer offering value-added design and manufacturing services from its facilities in the United States, Mexico, China and Vietnam. The Company provides its customers full engineering services, materials management, worldwide manufacturing facilities, assembly services, in-house testing, and worldwide distribution. Its customers include some of the world’s leading original equipment manufacturers. For more information about Key Tronic visit: www.keytronic.com.
Forward-Looking Statements
Some of the statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, those including such words as anticipates, continues, expects, will, intends, similar verbs, or nouns corresponding to such verbs, which may be forward looking. Forward-looking statements also include other passages that are relevant to expected future events, performances, and actions or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this press release include, without limitation, the Company’s statements regarding its ability to file and the timing of any such filing of its Quarterly Reports on Form 10-Q, the Company’s expectations and its and others’ actions with respect to the investigation and related matters, including expected financial conditions and results, and the Company’s intended actions regarding the recommendations and referrals of the Audit Committee, Board of Directors and management. There are many factors, risks and uncertainties that could cause actual results to differ materially from those predicted or projected in forward-looking statements including, but not limited to, the findings of the investigation, related actions by the Securities and Exchange Commission (“SEC”), accountants and other third parties, finalization of the Company’s controls review, and factors, risks, and uncertainties detailed from time to time in the Company’s SEC filings.
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